As filed with the Securities and Exchange Commission on June 23, 2000

                      Registration Statement No. 333-39688

 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                              ZIONS BANCORPORATION
             (Exact Name of Registrant as specified in its Charter)

                                 ---------------

                             ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

             Utah                            6712                  87-0227400
(State or other jurisdiction of   (Primary standard industrial  (I.R.S. employer
 incorporation or organization)    classification code number)   identification
                                                                     number)

                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                                Harris H. Simmons
                      President and Chief Executive Officer
                              Zions Bancorporation
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                 ---------------
                                   Copies to:


Brian D. Alprin, Esq.                      John M. Welch, Esq.
Laurence S. Lese, Esq.                     Judith K. Gargiulo, Esq.
Duane, Morris & Heckscher LLP              Gallagher & Kennedy, PA
1667 K Street, NW, Suite 700               2575 E. Camelback Road, Suite 1100
Washington, DC 20006                       Phoenix, Arizona 85016
(202) 776-7800                             (602) 530-8000


                                 ---------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The purpose of filing this Pre-Effective Amendment No. 1 is to include the consent of Zions Bancorporation's independent auditor, KPMG LLP, as an exhibit. The KPMG consent is filed herewith as Exhibit 23.1 to this registration statement.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules.

     (a) Exhibits. An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included beginning on page II-5.


Item 22.  Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

     (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (8) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (9) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (10) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 22nd day of June, 2000.


                                         ZIONS BANCORPORATION



                                         By:/s/ Dale M. Gibbons
                                            ----------------------
                                            Dale M. Gibbons,
                                            Executive Vice President





     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                      Capacity                   Date
---------                      --------                   ----

/s/Harris H. Simmons*   President, Chief Executive        June 22, 2000
--------------------    Officer and Director
Harris H. Simmons

/s/Dale M. Gibbons      Executive Vice President          June 22, 2000
--------------------    Chief Financial Officer
Dale M. Gibbons

/s/Nolan X. Bellon      Controller                        June 22, 2000
--------------------
Nolan X. Bellon

/s/Roy W. Simmons*      Chairman and Director             June 22, 2000
--------------------
Roy W. Simmons

/s/Jerry C. Atkin*      Director                          June 22, 2000
--------------------
Jerry C. Atkin

/s/Robert G. Sarver*    Director                          June 22, 2000
--------------------
Robert G. Sarver

/s/Grant R. Caldwell*   Director                          June 22, 2000
--------------------
Grant R. Caldwell

/s/L.E. Simmons*        Director                          June 22, 2000
--------------------
L.E. Simmons

/s/R.D. Cash*           Director                          June 22, 2000
--------------------
R.D. Cash

/s/Shelley Thomas*      Director                          June 22, 2000
--------------------
Shelley Thomas

/s/Richard H. Madsen*   Director                          June 22, 2000
--------------------
Richard H. Madsen

/s/I.J. Wagner*         Director                          June 22, 2000
--------------------
I.J. Wagner

/s/Roger B. Porter*     Director                          June 22, 2000
--------------------
Roger B. Porter



*  By:  /s/ Dale M. Gibbons
        -------------------
        Dale M. Gibbons, Attorney-in-Fact
        Pursuant to Power of Attorney

                                  EXHIBIT INDEX





Exhibit
  No.          Description and Method of Filing
-------        --------------------------------


23.1 Consent of KPMG LLP, independent auditor for Zions Bancorporation (filed herewith)